UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 24, 2005

   UNITED FINANCIAL CORP.

UNITED FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)

0-28080	81-0507591
(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 2779, 120 First Avenue North
Great Falls, Montana 59403
(Address of principal executive offices)          (Zip Code)

Registrant’s telephone number, including area code: (406) 727-6106

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

        At the annual meeting of shareholders of United Financial Corp. held on May 24, 2005, the shareholders approved an amendment to the United Financial Corp. 2000 Long-Term Incentive and Stock Option Plan to increase by 60,000 the number of shares of Common Stock available for issuance thereunder from 198,000 shares to 258,000 shares. The amendment was previously approved by the Board of Directors of the Company, subject to shareholder approval.

        Approval of the proposed amendment to increase the number of authorized shares under the Stock Option Plan will assure that sufficient shares are available to enable the Board of Directors to achieve the objectives of the Stock Option plan to aid in maintaining and developing personnel capable of assuring the future success of the Company, to offer such personnel additional incentives to put forth maximum effort for the success of the business and to afford them an opportunity to acquire and interest in the Company through options and other awards.

SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, United Financial Corp. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED FINANCIAL CORP.
DATE: May 26, 2005	By:	/s/ Paula J. Delaney

Paula J. Delaney Chief Financial Officer